Exhibit 10(v)(3)
###EMPLOYEE_GRANT_NUMBER###
COMTECH TELECOMMUNICATIONS CORP.
2023 Equity and Incentive Plan
Other Stock Award Agreement
Comtech Telecommunications Corp., a Delaware corporation (the “Company”), hereby grants to you,  ###PARTICIPANT_NAME###, as of ###GRANT_DATE### (the “Grant Date”), pursuant to Section 3.1 of the Company’s 2023 Equity and Incentive Plan (the “Plan”), an Other Stock Award (the “Award”) in full settlement of the non-equity incentive plan award earned by you for the fiscal [20XX] performance and service period for ###TOTAL_AWARDS### shares of the Company’s Common Stock, $0.10 par value per share (“Stock”), upon and subject to the restrictions, terms and conditions set forth in the Plan and this agreement (the “Agreement”).
1.                  Award Subject to Acceptance of Agreement.  By accepting this Award, you agree to abide by all administrative procedures established by the Company or its stock plan administrator, including any procedures requiring you to notify the Company of any proposed sale of any Stock acquired pursuant to this Award.  As of the Grant Date, the Company shall cause to be issued in your name the total number of shares of Stock subject to the Award. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery.
2.                  Detrimental Activity.  In the event you engage in Detrimental Activity prior to, or during the one year period following the later of your termination of employment or service or the grant of the Stock, the Committee may direct that all Stock hereunder (including any dividends credited thereupon) shall be immediately forfeited to the Company and that you shall pay over to the Company an amount equal to the amount realized upon the Grant Date of the Stock or any dividends paid in connection therewith.
3.                  Rights as a Stockholder.  You will have all rights as a holder of the Stock subject to the Award, including, without limitation, voting rights, the right to receive dividends and other distributions thereon, and the right to participate in any capital adjustment applicable to all holders of Stock.
4.                  Rights as a Participant. Except as otherwise specifically provided herein, you shall have no right to receive any new award or share of Stock covered by any new award once you no longer qualify as participant under the Plan.
5.                   Provisions of Plan Control.  This grant is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions of the Plan, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee or the Board and as may be in effect from time to time.  Any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.  The Plan is incorporated herein by reference.  If and to the extent that this grant conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this grant shall be deemed to be modified accordingly.

Exhibit 10(v)(3)
6.                   Notices.  Any notice or communication given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, or by United States mail, to the appropriate party at the address set forth below (or such other address as the party shall from time to time specify):
If to the Company, to:
Comtech Telecommunications Corp.
305 N. 54th Street
Chandler, AZ 85226
Attention:  Secretary
If to you, to the address indicated after your signature at the end of this Agreement.
7.                   Withholding. As a condition precedent to the issuance or delivery of the Stock, the Company or an Affiliate will withhold whole shares of Stock which would otherwise be delivered to you having an aggregate Fair Market Value, determined as of the date on which such withholding obligation arises, equal to the amounts that the Company (or an Affiliate) determines is required, under all applicable federal, state, local, foreign or other laws or regulations, to be withheld or paid over as income or other withholding taxes (the “Required Tax Payments”); provided, however, that if you elect in accordance with the Company’s Plan administration rules within sixty (60) days prior the delivery of the Stock then you may instead pay to the Company any such Required Tax Payments in cash. Shares of Stock withheld may not have a Fair Market Value in excess of the amount determined by applying the maximum individual statutory tax rate in your jurisdiction; provided that the Company shall be permitted to limit the number of shares so withheld to a lesser number if necessary, as determined by the Company, to avoid adverse accounting consequences or for administrative convenience; provided, however, that if a fraction of a share of Stock would be required to satisfy the maximum individual statutory rate in your jurisdiction, then the number of shares of Stock to be withheld may be rounded up to the next nearest whole share of Stock. No certificate representing a share of Stock shall be delivered until the Required Tax Payments have been satisfied in full.
8.                  Securities Representations.  The grant of the Award and the issuance of shares of Stock pursuant hereto shall be subject to, and in compliance with, all applicable requirements of federal, state or foreign securities law.  No Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which such shares may then be listed.  As a condition to the grant of the Award, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.

Exhibit 10(v)(3)
The shares of Stock are being issued to you and this Agreement is being made by the Company in reliance upon the following express representations and warranties.  By accepting this Award, you acknowledge, represent and warrant that:
(a)        You have been advised that you may be an “affiliate” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Act”) and in this connection the Company is relying in part on your representations set forth in this section.
(b)        If you are deemed to be an affiliate within the meaning of Rule 144 of the Act, the shares of Stock issued to you must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such shares of Stock and the Company is under no obligation to register the shares (or to file a “re-offer prospectus”).
(c)        If you are deemed to be an affiliate within the meaning of Rule 144 of the Act, you understand that the exemption from registration under Rule 144 will not be available unless (i) a public trading market then exists for the Stock, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 or any exemption therefrom are complied with; and that any sales of the shares of Stock may be made only in limited amounts in accordance with such terms and conditions.
9.                   Power of Attorney. The Company, its successors and assigns, is hereby appointed the attorney-in-fact, with full power of substitution, of you for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.  The Company, as attorney-in-fact for you, may in your name and stead, make and execute all conveyances, assignments and transfers of Stock and property provided for herein, and you hereby ratify and confirm that which the Company, as said attorney-in-fact, shall do by virtue hereof.  Nevertheless, you shall, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the judgment of the Company, be advisable for this purpose.
10.                   Miscellaneous.
(a)            Successors.   This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal legal representatives, successors, trustees, administrators, distributees, devisees and legatees. The Company may assign to, and require, any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company or any affiliate to which you are rendering services to expressly assume and agree in writing to perform this Agreement.  Notwithstanding the foregoing, you may not assign this Agreement.

Exhibit 10(v)(3)
(b)        Corporate Actions. This Award shall not affect in any way the right or power of the Board or stockholders of the Company to make or authorize an adjustment, recapitalization or other change in the capital structure or the business of the Company, any merger or consolidation of the Company or subsidiaries, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock, the dissolution or liquidation of the Company, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding. The shares of Stock granted hereunder shall be subject to adjustment in accordance with Section 5.7 of the Plan.
(c)        Entire Agreement and Amendment.  This Agreement and the Plan constitute the entire agreement of the parties with respect to the shares of Stock subject to this Award and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to such Stock. No modification or waiver of any of the provisions of this Agreement that is material and adverse to you shall be effective unless in writing and signed by both parties.
(d)        Waiver.  The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.
(e)        Partial Invalidity.  The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.
(f)            Governing Law. This Agreement shall be construed, interpreted and governed and the legal relationships of the parties determined in accordance with the internal laws of the State of Delaware without reference to rules relating to conflicts of law.
(g)             Clawback.  You acknowledge that you are subject to any clawback policy of the Company in effect as of the Grant Date or that is adopted after the Grant Date in order to comply with applicable law, including, without limitation, any policy adopted to comply with The Dodd-Frank Wall Street Reform and Consumer Protection Act.
11.                   Right to Terminate Employment or Service. Neither the Plan nor the grant of the Award hereunder shall impose any obligations on the Company or an Affiliate and/or the stockholders of the Company to retain you as an employee or other service provider, nor shall it impose any obligation on your part to remain as an employee or other service provider of the Company or an Affiliate.
12.                   Agreement and Grant Not Effective Unless Accepted. By selecting the "Accept” button below you (i) agree to enter into this Agreement electronically, (ii) agree to the terms and conditions of the Agreement and (iii) acknowledge receipt of a copy of the Plan. Until you select the "Accept” button below, this Award shall not be effective, and if you do not select the "Accept” button within 90 days from the date the Agreement is made available to you electronically this Award is subject to cancellation, in which case, the Award shall be null and void upon such cancellation.